UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2006

QUANTUM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-13449	94-2665054
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1650 Technology Drive, Suite 800, San Jose, CA	95110
(Address of principal executive offices)	(Zip Code)

408-944-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.03 Material Modification to Rights of Security Holders

On November 1, 2006, Quantum Corporation (the “Company”) and Computershare, Inc, as rights agent, amended the Amended and Restated Preferred Shares Rights Plan, dated August 6, 1999 (as amended on October 28, 2002) (the “Rights Agreement”), in order to revise the definition of an “Acquiring Person” to exclude from such definition holders who hold up to a certain amount of the Company’s 4.375% convertible subordinated notes due in 2010 (the “Convertible Notes”), as summarized below. The general effect of this amendment will be that holders of the Convertible Notes who, because of the amount of their Convertible Note holdings, might otherwise trigger a distribution by the Company of the Rights to the Company’s stockholders will no longer trigger such a distribution of Rights as long as such holders comply with the terms described below. All other terms of the Rights Agreement remain unchanged. Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Rights Agreement.

In pertinent part, the amendment excludes from the definition of an “Acquiring Person” any Person and its Affiliates and Associates that acquires any of the Company’s Convertible Notes only to the extent that (and for so long as) such Person and its Affiliates and Associates beneficially own (a) a number of Common Shares (including the Convertible Notes and any other securities of the Company exercisable or exchangeable for or convertible into Common Shares) equal to no more than 25% of the outstanding Common Shares and (b) a number of Common Shares (excluding the Convertible Notes but including any other securities of the Company exercisable or exchangeable for or convertible into Common Shares) equal to less than 20% of the outstanding Common Shares. At such time, if at all, as any Person or such Person’s Affiliates or Associates converts any Convertible Notes that they may beneficially own into Common Shares, the Common Shares issued upon conversion of such converted Convertible Notes shall be deemed to be “Common Shares” for purposes of any determination of whether such Person and its Affiliates and Associates is an “Acquiring Person”, and such shares shall not be deemed to represent “Convertible Notes”.

A copy of the amendment is filed as Exhibit 4.1 to this Form 8-K and incorporated herein by reference. The foregoing description of the amendment to the Rights Agreement is qualified in its entirety by reference to the amendment.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits	Description

	4.1	Second Amendment to the Amended and Restated Preferred Shares Rights Plan, dated November 1, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUM CORPORATION

By:	/s/ SHAWN HALL
Shawn Hall Vice President, General Counsel and Secretary

Dated: November 6, 2006

EXHIBIT INDEX

Exhibits	Description

4.1	Second Amendment to the Amended and Restated Preferred Shares Rights Plan, dated November 1, 2006.